                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Hooper Holmes, Inc.



We consent to incorporation by reference in the registration statements (No. 33-53086 and No. 333-04785) on Form S-8 of Hooper Holmes, Inc. of our reports dated February 20, 1997, relating to the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 annual report on Form 10-K of Hooper Holmes, Inc.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Short Hills, New Jersey
March 28, 1997

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Hooper Holmes, Inc.



Under date of February 20, 1997, we reported on the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 as contained in the 1996 annual report to stockholders. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K for the year 1996. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as of December 31, 1996, 1995, and 1994, and for the years then ended. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Short Hills, New Jersey
February 20,1997